Exhibit 10.2

[Execution Copy]

LOCK-UP AGREEMENT

October 17, 2025

Canaccord Genuity LLC

c/o	Canaccord Genuity LLC

1 Post Office Square, Suite 3000

Boston, Massachusetts 02109

Ladies and Gentlemen:

The undersigned understands that Brazil Potash Corp., a corporation existing under the laws of the Province of Ontario, Canada (the “Company”), has entered into an agreement with Canaccord Genuity LLC (“Canaccord”) as its placement agent (together, the “Placement Agent”) in connection with a proposed private placement (the “Placement”) of the Company’s equity securities (together, the “Securities”), which may include common shares, without par value per share, of the Company (the “Common Shares”).

In consideration of the Placement Agent’s agreement to place the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Placement Agent, which will not be unreasonably withheld, conditioned or delayed, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and including the date that is the 90th day after the date of the definitive securities purchase agreement (the “Securities Purchase Agreement”) in connection with the Placement (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Shares (collectively, the “Lock-Up Shares”) or (2) enter into any swap, hedge or similar arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a) if the undersigned is a natural person, transfers of Lock-Up Shares (i) to any natural person related to the undersigned by blood or adoption who is an immediate family member of the undersigned, or to a trust for the benefit of the undersigned or any member of the undersigned’s immediate family for estate planning purposes, or to the undersigned’s estate, following the death of the undersigned, by will, intestacy, or other operation of law, or as a bona fide gift or to any partnership, corporation or limited liability company which is controlled by the undersigned and/or by any such member of the undersigned’s immediate family or (ii) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement;

(b) if the undersigned is a corporation, partnership or other business entity, transfers of Lock-Up Shares to another corporation, partnership or other business entity that is an affiliate (as defined under Rule 12b-2 promulgated under the Exchange Act) of the undersigned or as a distribution or dividend to equity holders (including, without limitation, general or limited partners and members) of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders), or as a bona fide gift;

(c) if the undersigned is a trust, transfers of Lock-Up Shares to any grantors or beneficiaries of the trust;

(d) exercise, or settlement, of any options, warrants, deferred share units (“DSUs”), restricted stock units (“RSUs”), or other rights to purchase Common Shares (including transfers to the Company by cashless or net exercise or settlement of DSUs or RSUs for the primary purpose of paying the exercise price of options or warrants or covering the withholding tax obligations in connection with such exercise, vesting or settlement to the extent permitted by the instruments representing such options, warrants, DSUs, RSUs or other rights to Common Shares); provided, that for the avoidance of doubt, the underlying Common Shares shall continue to be subject to the restrictions on transfer set forth in this agreement;

(e) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that (i) such plan does not provide for the transfer of Common Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period; and

(f) transfer its Lock-Up Shares pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Company’s capital stock involving a change of control of Company; provided that Lock-Up Shares subject to this agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this agreement; and provided, further, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Shares shall remain subject to the restrictions contained in this agreement;

and provided that (1) in the case of any transfer or distribution pursuant to (a)(i) (excluding bona fide gifts), (b) (excluding bona fide gifts), and (c) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Shares, shall be required or shall be voluntarily made during the Restricted Period, or if such a filing is required, then any such filing under the Exchange Act made in connection with such transfer shall indicate in the footnotes that the filing relates solely to transfers or distributions falling within the category described in the relevant clause and did not result in any change in the total number of shares held by the undersigned and the applicable donees, trustees, distributes or transferees as the case may be, (2) any filing or announcement by the Company or the undersigned relating to a transfer or distribution under clauses (a)(i) (solely with respect to bona fide gifts), (a)(ii), (b) solely with respect to bona fide gifts), (d), (e) and (g) above shall note the applicable circumstances that cause such clause to apply and explain that the filing or announcement relates solely to transfers or distributions falling within the category described in the relevant clause), and (3) except with respect to (d), (f) and (g) above, it shall be a condition to the transfer or distribution that the transferee or distributee executes an agreement, in the form of this agreement, stating that the transferee or distributee is receiving and holding such Lock-Up Shares subject to the provisions of such agreement until the Restricted Period. For purposes of this agreement, “immediate family” shall have the meaning set forth in Rule 16(a)-1(e) under the Exchange Act.

In addition, the undersigned agrees that, without the prior written consent of the Placement Agent, which will not be unreasonably withheld, conditioned or delayed, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Lock-Up Shares (other than Lock-Up Shares subject to registrations filed prior to the date hereof or Lock-Up Shares acquired in the Placement). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Placement Agent are relying upon this agreement in proceeding toward consummation of the Placement. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Placement Agent has not provided any recommendation or investment advice nor has the Placement Agent solicited any action from the undersigned with respect to the Placement or this agreement and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Placement Agent may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Placement and this agreement, the Placement Agent is not making a recommendation to you to participate in the Placement or sell any Shares at the price determined in the Placement, and nothing set forth in such disclosures, documentation or this agreement is intended to suggest that the Placement Agent is making any such recommendation.

Whether or not the Placement actually occurs depends on a number of factors, including market conditions. Any Placement will only be made pursuant to a Securities Purchase Agreement, the terms of which are subject to negotiation between the Company and each purchaser named therein.

This agreement shall automatically terminate, and the undersigned shall be released from the undersigned’s obligations hereunder, upon the earliest to occur, if any, of (i) prior to the execution of the Securities Purchase Agreement, the Company advised the Placement Agent in writing that it has determined not to proceed with the Placement; (ii) the Securities Purchase Agreement is executed but is terminated prior to the closing of the Placement; or (iii) October 31, 2025, in the event that the Securities Purchase Agreement has not been executed by such date.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name)

By:
(Signature)

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